AMENDMENT NO. 3
                                TO LOAN AGREEMENT


     AGREEMENT (the "Amendment"), made as of the 22nd day of December, 1995 by and among:

     ONEITA INDUSTRIES, INC., a Delaware corporation (hereinafter referred to as the "Borrower"); and

     NATWEST BANK N.A. (formerly National Westminster Bank USA), a national banking association and SUNTRUST BANK, ATLANTA (formerly Trust Company Bank), a Georgia banking corporation (individually, a "Bank" and collectively, the "Banks");

                               W I T N E S S E T H

    WHEREAS:

     A. The Borrower and the Banks have entered into a Loan Agreement dated March 26, 1993 as amended by a Letter Agreement dated August 12, 1993, Amendment No. 1 dated as of May 16, 1994, and Amendment No. 2 thereto dated as of November 15, 1994 (as so amended, the "Existing Loan Agreement", and as amended by this Agreement and as it may hereafter by amended, modified and/or supplemented, hereinafter the "Loan Agreement") pursuant to which the Banks made loans to the Borrower in an aggregate principal amount of up to $25,000,000;

     B. The Borrower has requested that the Banks amend the Existing Loan Agreement to revise the financial covenants and make such other changes to the Existing Loan Agreement as are provided for herein, and the Banks are willing to make all of such changes on the terms and conditions hereinafter set forth; and

     C. All capitalized terms that are used herein and are defined in the Existing Loan Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Existing Loan Agreement;

     NOW, THEREFORE, the parties hereto agree as follows:

                  Article 1.        Amendments to the Existing Loan Agreement.

     Effective upon the  satisfaction  of the conditions  precedent set forth in
Article 5 hereof, the Existing Loan Agreement is hereby amended as follows:

                  (a)      Article I is amended by:

     (i) Adding the following new definition in the appropriate alphabetical order:

     "Net Loss" - for any perod, the consolidated net loss of any Person after deducting all income taxes of such Person relating to such period, as determined in accordance with generally accepted accounting priniciples, consistently applied.

     (ii) Deleting the first sentence of the definition of "Applicable Margin" and substituting therefor the following:

     "as at any date of determination thereof, with respect to any Prime Rate Loans, .75%, and with respect to any Eurodollar Loans, 2.75%, provided, however, that if the Fixed Charge Coverage Ratio exceeds 3.00:1.00, then with respect to any Prime Rate Loans, .25%, and with respect to any Eurodollar Loans, 2.25%."

                  (b)      Section 6.9 is amended by:

     (i) Deleting subsection 6.9 (a) in its entirety and substituting therefor the following:

               "(a) A Current Ratio of not less than 2.00:1.00."

     (ii) Deleting subsection 6.9(c) in its entirety and substituting therefor the following:

     "(c) The sum of Tangible Net Worth plus Subordinated Debt during the periods set forth below at not less than the respective amounts set forth opposite each such period:


                                      Minimum Tangible
Period                                Net Worth Plus Subordinated Debt

October 1, 1995 through
June 29, 1996                         $72,000,000

June 30, 1996 through
September 29, 1996                    $73,000,000

September 30, 1996 through
September 29, 1997                    $75,000,000, which amount shall increase
                                      as at the last day of each fiscal year ,
                                      ending September 30, 1997 and thereafter
                                      by an amount equal to the greater of
                                      (i) $2,000,000 or (ii) 50% of each year's
                                      Net Income, and be maintained at each
                                      increase level until the last day of each
                                      of the next followingfiscal years when it
                                      shall increase again."

     (iii) Subsection 6.9(d) is amended by deleting such subsection in its entirety and substituting therefor the following:

     "(d) (i) For the six-month period ended March 31, 1996, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing Net Income available for Debt Service for such six-month period by the sum of: (x) fifty (50%) percent of the Current Portion of Long-Term Indebtedness at March 31, 1996, plus (y) Interest Expense for the six-month period ended March 31, 1996, at not less than 25%.

     (ii) For the nine-month period ended June 30, 1996, the quotient, expressed as a percentage (which may be in excess of 100%), determined by dividing Net Income available for Debt Service for such nine-month period by the sum of: (x) seventy-five (75%) percent of the Current Portion of Long-Term Indebtedness at June 30, 1996, plus (y) Interest Expense for the nine-month period ended June 30, 1996, at not less than 50%.

     (iii) Debt Service Coverage for the twelve-month period ended on September 30, 1996 and on each fiscal quarter thereafter at not less than 80%."

     (iv) Deleting subsection 6.9(e) in its entirety and substituting therefor:

     "Fixed Charge Coverage Ratio for the twelve month period ended September 30, 1996 and on each fiscal quarter thereafter at not less than 1.25:1.00."

     (v) Inserting the following new Section 6.14:

     "Section 6.14 Loss.

     Incur a Net Loss not in excess of $3,300,000 for the three-month period ended December 31, 1995."

     (c) Article 7 is hereby amended by:

     (i) Amending Section 7.2 by inserting the following new subsection 7.2(f):

     "(f) Accounts receivable to be factored to SunTrust Bank, Atlanta pursuant to a notification factoring agreement to be entered into between the Borrower and the Bank for up to $10,000,000 of factoring advances (the "Factoring Advances") at a minimum 90% factoring advance rate." (ii) Amending
Section 7.5 by deleting the proviso "provided, however, that the Borrower may enter into any of the transactions described in subsections (a) and (b) above, but only if the amounts involved do not exceed the following: (i) during the fiscal year commencing October 1, 1994, an aggregate amount not in excess of $3,000,000; and (ii) during each fiscal quarter commencing October 1, 1994, cumulatively, an aggregate amount not in excess of the balance, if any, of the $3,000,000 provided for in clause (i) not distributed or paid to redeem shares plus, on a cumulative basis, 50% of consolidated net income after taxes (less losses) of the Borrower during the preceding fiscal quarter, less, in each case, any amount distributed or paid by the Borrower pursuant to this proviso."

     (iii) Amending Section 7.7 by deleting the proviso "and with respect to accounts receivable of the Borrower's infantswear business now factored to Trust Company pursuant to those two certain Factoring Agreements dated as of April 23, 1979 and December 12, 1988, respectively, between the Borrower and Trust Company, as each of them may be amended, modified, supplemented or replaced from time to time," and substituting therefor the following "and with respect to accounts receivable to be factored to SunTrust Bank, Atlanta pursuant to a notification factoring agreement to be entered into between the Borrower and the Bank for up to $10,000,000 of Factoring Advances at a minimum 90% factoring advance rate, provided that all such Factoring Advances are repaid on or prior to the earlier of closing on the new $60 million credit facility contemplated by the Borrower to be established in its favor by the Banks and First Union National Bank of South Carolina (the "New Facility") or February 28, 1996."

     (iv) Amending Section 7 .15 effective October 1, 1994 by deleting it in its entirety.

     Article 2. References and Confirmations.

     (a) Upon the effectiveness of this Amendment, all references in the Existing Loan Agreement and all references in the other Loan Documents:

     (i) to the "Loan" or "Loans" shall be deemed to refer collectively to the "Loan" or "Loans" as defined in the Existing Loan Agreement as amended by this Amendment; and

     (ii) to this "Agreement" or "Loan Agreement", and all other references to provisions of the Loan Agreement, in the Existing Loan Agreement and the other Loan Documents shall be deemed to refer to the Existing Loan Agreement as amended by this Amendment; and

     (b) The parties hereto acknowledge that the Loan Agreement and the other Loan Documents shall be deemed amended to the full extent necessary to give effect to the provisions of this Amendment.

     Article 3. Amendment Fee

     Simultaneously with and in consideration of the execution and delivery by NatWest Bank N.A. of this Third Amendment, the Borrower shall pay to NatWest Bank N.A. a fee in the amount of $25,000. If the New Facility has not been closed by February 28, 1996, then (i) it should be an additional Event of Default under the Loan Agreement (and the Loan Agreement is hereby deemed further amended to affect same) and (ii) the Borrower shall pay to SunTrust Bank, Atlanta a fee in the amount of $25,000 in consideration of the execution and delivery by SunTrust Bank, Atlanta of this Third Amendment.

     Article 4. Representations and Warranties.

     The Borrower hereby represents and warrants to the Banks that:

     Section 4.1 Existing Representations.

     Each and  every  one of the  representations  and  warranties  set forth in
Article 3 of the Existing Loan Agreement is true in all respects as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety, except for changes in the ordinary course of business which are not prohibited by the Existing Loan Agreement as amended by this Amendment and which are not, either singly or in the aggregate, material to the operations or financial condition of the Borrower.

     Section 4.2 No Defaults.

     There exists no Default or Event of Default, as defined in the Existing Loan Agreement as amended by this Amendment and no event or condition exists which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default.

     Section 4.3 Power, Authority, Consents.

     (a) The Borrower has the power or capacity to execute, deliver and perform this Amendment.

     (b) The Borrower has taken all necessary action to authorize the execution, delivery and performance of this Amendment and the other Loan Documents. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is required as of the date hereof in connection with the execution, delivery or performance by the Borrower, or the validity, enforcement or priority, of this Amendment and the other Loan Documents or any Lien created, granted or confirmed thereunder.

     Section 4.4 No Violation of Law or Agreements.

     The execution and delivery by the Borrower of this Amendment and the other Loan Documents and performance by it hereunder and thereunder, will not violate any provision of law presently in effect and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument presently in effect of any court or governmental authority, bureau or agency, domestic or foreign, or the certificate of incorporation or by-laws of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture presently in effect to which the Borrower is a party, or by which it is bound or any of its properties or assets is affected, or result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower.

     Section 4.5 Due Execution, Validity, Enforceability.

     This Amendment and each of the other Loan Documents being executed in connection herewith has been duly executed and delivered by the Borrower and each constitutes the valid and legally binding obligation of the Borrower, enforceable in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditors' rights generally and except that the remedy of specific performance and other equitable remedies are subject to judicial discretion.

     Article 5. Conditions to the Effectiveness.

     The effectiveness of this Amendment shall be subject to the fulfillment (to the satisfaction of the Banks) of the following conditions precedent:

     (a) The Borrower shall have executed and delivered to the Banks this Amendment.

     (b) The Borrower shall have paid to NatWest Bank N.A. an amendment fee of $25,000.

     (c) All legal matters incident to the transactions contemplated by this Amendment shall be satisfactory to legal counsel to the Banks.

     (d) The Borrower shall have paid all legal expenses of the Banks in connections with the preparation, negotiation and execution of this Amendment and any documents, instruments and agreements required hereby or thereby.

     (e) The Borrower shall have executed and delivered to the Banks a commitment letter for the New Facility, which letter shall also be executed or accepted by each Bank and First Union National Bank of South Carolina.

     Article 6. Miscellaneous.

     Section 6.1 Continued Effectiveness.

     Except as specifically amended herein, the Existing Loan Agreement and each of the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are hereby in all respects ratified and confirmed.

     Section 6.2 Construction.

     The provisions of Article 9 of the Existing Loan Agreement shall govern this Amendment with respect to the subject matter set forth therein. THIS AMENDMENT, THE EXISTING LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS AS ACKNOWLEDGED AND CONFIRMED HEREBY, AND ALL OTHER
DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH AND THEREWITH, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 6.3 Modifications.

     No modification or waiver of or with respect to any provision of this Amendment or any other agreement, instrument or document delivered pursuant hereto, nor consent to any departure by the Borrower from any of the terms or conditions hereof, shall in any event be effective unless it shall be in writing and signed by the Banks and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances. This Amendment together with the Existing Loan Agreement and the documents referenced herein and therein embodies the entire agreement and understanding between the Banks and the Borrower and supersedes all prior agreements and understandings relating to the subject mater hereof.

     Section 6.4 Severability.

     The provisions of this Amendment are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision in this Amendment in any jurisdiction.

     Section 6.5 Counterparts

     This Amendment may be signed in any number of counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     Section 6.6 Successors.

     This Amendment shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Banks and their respective successors and assigns. The rights and obligations of the Borrower under this Amendment shall not be assigned or delegated without the prior written consent of the Banks, and any purported assignment or delegation without such consent shall be void.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date first above written.


                                                ONEITA INDUSTRIES, INC.


                                                By: /s/ William H. Boyd
                                                Vice President           Title

                                                NATWEST BANK N.A.


                                                By /s/Christopher Mendelsohn
                                                Vice President           Title

                                                SUNTRUST BANK, ATLANTA


                                                By /s/David Westerfield
                                                Group Vice President     Title


                                                By /s/Elizabeth C. Goss
                                                Vice President           Title